UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 19, 2026

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President, Chief Executive Officer and Director
On May 19, 2026, the board of directors (the “Board”) of Rogers Corporation (the “Company”) appointed Ali El-Haj, currently the Company’s Interim President and Chief Executive Officer, to the positions of President and Chief Executive Officer and as a member of the Board, effective immediately. The appointment of Mr. El-Haj follows the completion of an extensive executive search of potential chief executive officer candidates conducted by the Board.
Mr. El-Haj will continue to serve as “principal executive officer” of the Company for purposes of the Securities Exchange Act of 1934, as amended.
Mr. El-Haj and the Company have entered into an offer letter in connection with his appointment, which provides for an annual base salary of $750,000 and a target annual incentive equal to 100% of base salary under the Company’s Annual Incentive Compensation Plan (“AICP”) for calendar year 2026. In addition, Mr. El-Haj will receive a long-term incentive equity grant with a value of $5,000,000 ($3,200,000 in time-based restricted stock units, vesting 44% on the first two anniversaries of May 28, 2026 and 12% on the third anniversary, and $1,800,000 in performance-based restricted stock units), with terms that are otherwise generally consistent with the Company’s standard long-term incentive grants. He will also be eligible to participate in the Rogers Corporation Executive Severance Plan. The foregoing description of the offer letter is not complete and is qualified in its entirety by reference to the full text of the offer letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Set forth below is the biographical information of Mr. El-Haj, as required by Item 401 of Regulation S-K:
From July 12, 2025 to May 18, 2026, Mr. El-Haj served as Interim President and Chief Executive Officer of the Company. From March 2025 through July 11, 2025, Mr. El-Haj served as an independent management consultant for the Company. From June 2020 to December 2024, Mr. El-Haj served as Chief Executive Officer and as a member of the board of directors of Techniplas, a company that specializes in providing advanced manufacturing solutions, primarily focusing on the automotive industry. Before that, Mr. El-Haj held many executive and other leadership positions, including as the President and Chief Executive Officer and a member of the board of directors of Cap-Con Automotive (2007 – 2017), and as President of Casco Products (2001 - 2007).
There are no arrangements or understandings between Mr. El-Haj and any other person pursuant to which he was appointed as an executive officer or director and Mr. El-Haj does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Mr. El-Haj does not have any family relationships with any of the Company’s directors or executive officers. Reference is made to the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 24, 2026, for the information required by Items 401(b), (d), (e), and Item 404(a) of Regulation S-K regarding Mr. El-Haj.
Item 8.01 Other Events.
On May 19, 2026, the Company issued a press release announcing the appointment of Mr. El-Haj to the positions of President, Chief Executive Officer and Director of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Offer letter, dated May 19, 2026, by and between Rogers Corporation and Ali El-Haj.
99.1	Press release issued by Rogers Corporation on May 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: May 19, 2026	By:	/s/ Jessica A. Morton
Jessica A. Morton
Senior Vice President, General Counsel and Corporate Secretary